Exhibit 10.1

PRODUCT LICENSE AGREEMENT

This PRODUCT LICENSE AGREEMENT (this “Agreement”) is entered into effective as of February 11, 2008 (the “Effective Date”), is between DYAX CORP., a Delaware, United States corporation, with offices at 300 Technology Square, Cambridge, Massachusetts 02139, U.S.A. (“Dyax”), and SANOFI-AVENTIS, a French corporation with its principal registered headquarters  at 174, avenue de France, 75013 Paris, France  (“Licensee”).

WHEREAS, Dyax has identified an antibody with binding affinity to the Tie-1 protein, known as DX-2240, which is more specifically described in Appendix A attached hereto;

WHEREAS, Dyax has also developed and licensed certain know-how and intellectual property relating to DX-2240;

WHEREAS, Licensee and its Affiliates are engaged in the development, manufacture and commercialization of products for human diseases and disorders;

WHEREAS, Licensee desires to obtain a license for it and its Affiliates, under the know-how and intellectual property owned and controlled by Dyax, to use, research, develop, manufacture and commercialize DX-2240 under the terms and conditions hereof; and

WHEREAS, Dyax is willing to grant such a license to Licensee and its Affiliates on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                                 “Affiliate” shall mean, with respect to either Party, a corporation or other legal entity that controls, is controlled by, or is under common control with such Party.  For purposes of this definition, “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

1.2                                 “CAT” shall mean the business entity formerly known as Cambridge Antibody Technologies, Limited and now known as MedImmune Limited.

1.3                                 “CAT Patent Rights” shall mean the “Antibody Phage Display Patents” as that term is defined in Clause 1.1 of the CAT Product License.

1.4                                 “CAT Product License” shall mean that certain Product License to Tie-1, dated as of April 3, 2006, between Dyax and CAT as amended from time to time under which CAT has granted Dyax a license, under the CAT Patent Rights, to develop and commercialize antibodies directed to the Target.  A redacted form of the CAT Product License as of the Effective Date is attached hereto as Appendix C.

1.5                                 “CAT Sublicense” has the meaning set forth in Section 2.1(b) hereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

1.6                                 “CAT Valid Claim” shall mean a claim of an issued and unexpired patent included within the CAT Patent Rights and that has been licensed to CAT by the Medical Research Council, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.7                                 “Cell Lines” shall mean all cell lines developed as of the Effective Date that express DX-2240, as specifically described in Appendix D attached hereto.

1.8                                 “Combination Product” shall mean commercial product that includes a Licensed Product and one or more other products or active ingredients, devices or components that are themselves not the Licensed Product.

1.9                                 “Commercially Reasonable and Diligent Efforts” shall mean the level of effort and resources normally used by a company engaged in the development of products for human diseases and disorders for a product or compound owned or controlled by it, which is of similar market potential and at a similar stage in its development or product life, taking into account with respect to a product issues of safety and efficacy, product profile, the proprietary position of the product, the then current competitive environment for the product and the likely timing of the product’s entry into the market, the regulatory environment of the product, and other relevant scientific, technical and commercial factors.

1.10                           “Confidential Information” has the meaning set forth in Section 7.1 hereof.

1.11                           “Control” shall mean, with respect to a Party, the ownership or, or possession of the ability to assign, grant access to or license or sublicense intellectual property, in any case without violating the terms of any agreement binding on such Party.

1.12                           “DX-2240” shall mean that certain antibody identified by Dyax with binding affinity to Tie-1, as specifically described in Appendix A attached hereto.

1.13                           “DX-2240 Inventory” shall mean all existing GMP supplies of expressed and purified DX-2240 owned by Dyax as of the Effective Date, as specifically described in Appendix D attached hereto.

1.14                           “DX-2240 IP” shall mean the DX-2240 Patent Rights and the DX-2240 Know-How.

1.15                           “DX-2240 Know-How” shall mean any Know-How that is (a) Controlled by Dyax on the Effective Date, and (b) used in or otherwise necessary or useful for the research, development, manufacture and/or commercialization of DX-2240.

1.16                           “DX-2240 Patent Rights” shall mean (a) the Patent Rights listed in Appendix E hereto and any patents issuing from such applications, together with any reissues, reexaminations, renewals, and extensions thereof, and all continuations, continuations-in-part and divisionals of the patents and patent applications throughout the world.

1.17                           “EMEA” shall mean the European Medicines Agency or any successor agency thereto.

1.18                           “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

1.19                           “Field of Use” shall mean all human therapeutic uses, specifically excluding Research Products and Separations Applications.

1.20                           “First Commercial Sale” shall mean the first commercial sale of any Licensed Product by Licensee or its Related Parties in any country after grant of a Marketing Authorization in that country.

1.21                           “FTE” shall mean a full-time equivalent person year (consisting of a total of 1,760 hours) of work.

1.22                           “GMP” shall mean current Good Manufacturing Practices as defined under the US Federal Food Drug and Cosmetic Act as of the Effective Date.

1.23                           “IND” shall mean an Investigational New Drug Application filed with FDA, or a similar application to conduct clinical studies filed with an applicable Regulatory Authority outside of the United States.

1.24                           “Indication” shall mean a new and distinct disease category (for example, cancer versus inflammation) and does not mean a different type or subpopulation within the same primary disease (for example, colon cancer versus breast cancer).

1.25                           “Know-How” shall mean any information and materials, whether proprietary or not and whether patentable or not, including without limitation ideas, concepts, formulas, methods, protocols, procedures, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques, designs, compositions, plans, documents, results of experimentation and testing, including without limitation, pharmacological, toxicological, and pre-clinical and clinical test data and analytical and quality control data, improvements, discoveries, works of authorship, compounds and biological materials.

1.26                           “Licentia Agreement” shall mean that certain Collaboration and License Agreement, dated October 31, 2001, by and among Dyax, Licentia Limited (“Licentia”) and Kari Alitalo, as amended from time to time.  The Licentia Agreement as of the Effective Date is attached hereto as Appendix F.

1.27                           “Licentia IP” shall mean the Licentia Patent Rights and any Know-How or other intellectual property rights to which Dyax has been granted rights under the Licentia Agreement.

1.28                           “Licentia Patent Rights” shall mean the “Licensed Patents” as that term is defined in Section 1.8 of the Licentia Agreement.

1.29                           “Licensed Product” shall mean any product intended for commercial sale in the in Field of Use which comprises or incorporates DX-2240.  For the avoidance of doubt, a Licensed Product that is developed or commercialized in additional Indications shall be considered a single Licensed Product; provided however, that if a Licensed Product for any such additional Indication has a different Stock Keeping Unit (SKU) or is otherwise traceable uniquely through IMS, it shall be considered to be a separate Licensed Product.

1.30                           “Licensed Product IP” shall mean all Patent Rights, Know-How and other intellectual property rights  (but specifically excluding the DX-2240 IP, CAT Patent Rights, Licentia IP and XOMA IP) conceived, reduced to practice or otherwise made by Licensee or its Related Parties (or by any person or business entity acting on Licensee’s or its Related Parties’ behalf who is obligated by law or contract to assign such intellectual property to Licensee or its Related Parties) on or after the Effective Date arising in connection with the use, research, development, manufacture and/or commercialization of DX-2240 or Licensed Products.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

1.31                           “Licensed Product Patent Rights” shall mean any Patent Rights that claim or cover product or technology, or the use thereof, included in the Licensed Product IP.

1.32                           “Licensee” shall mean sanofi-aventis, as identified above, and its Affiliates.

1.33                           “Lonza Agreement” shall mean that certain Agreement, dated March 10, 2005, by and among Dyax and Lonza Biologics PLC (“Lonza”), as amended to date.  The Lonza Agreement is attached hereto as Appendix G.

1.34                           “Marketing Authorization” shall mean any approval (including all applicable pricing and governmental reimbursement approvals) required from the relevant Regulatory Authority to market and sell a Licensed Product in a particular country.

1.35                           “Net Sales” shall mean, with respect to any Licensed Product sold by Licensee or its Related Parties, the price invoiced by that party to the relevant purchaser (or in the case of a sale or other disposal otherwise than at arm’s length, the price which would have been invoiced in a bona fide arm’s length contract or sale) but deducting the costs of packing, transport and insurance, customs duties, any credits actually given for returned or defective Licensed Products, normal trade discounts actually given, price concessions either mandated or negotiated with both commercial and/or government payers, and sales taxes, VAT or other similar tax charged on and included in the invoice price to the purchaser.  In the event the Licensed Product is sold in the form of a Combination Product, Net Sales will be determined by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Licensed Product, if sold separately, and B is the invoice price of any other active component or components in the combination, if sold separately, in each case in the same country and similar class, purity and dosage as in the Combination Product.  If, on a country-by-country basis, the Licensed Product or the other active component or components in the Combination Product is / are not sold separately in such country, Net Sales shall be determined by multiplying actual Net Sales of such Combination Product by the fraction C/(C+D), where C is the fair market value of the Licensed Product portion of such combination and D is the fair market value of the other a active component or components (such fair market values to be determined by mutual agreement of the parties or, in the absence of such mutual agreement, by a neutral Third Party mutually designated by the parties and whose decision shall be binding on the parties).

1.36                           “Patent Rights” shall mean, with respect to any technology or product, (a) all patent applications heretofore or hereafter filed or having legal force in any country to the extent and only to the extent they claim or cover such technology or product or the use thereof, (b) all patents that have issued or in the future issue from such applications, including without limitation utility, model and design patents and certificates of invention, and (c) all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions or additions to any such patent applications and patents.

1.37                           “Party” shall mean Dyax or Licensee, and “Parties” means Dyax and Licensee.

1.38                           “Phase I Clinical Trial” shall mean a human clinical trial in any country that is intended to initially evaluate the safety of an investigational product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or other comparable regulation imposed by the FDA, the EMEA or their foreign counterparts.

1.39                           “Phase II Clinical Trials” shall mean the controlled human clinical trials conducted to evaluate the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug that would satisfy the

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

requirements of 21 CFR 312.21(b) or other comparable regulation imposed by the U.S. Food and Drug Administration, the EMEA  or their foreign counterparts.

1.40                           “Phase III Clinical Trial” shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a product as a basis for a Marketing Authorization application that would satisfy the requirements of 21 CFR 312.21(c) or other comparable regulation imposed by the FDA, the EMEA or their foreign counterparts.

1.41                           “Quarter” shall mean each period of three (3) months ending on March 31, June 30, September 30, or December 31 and “Quarterly” shall be construed accordingly.

1.42                           “Regulatory Authority” shall mean the FDA, the EMEA or any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the Parties, or any successor bodies thereto.

1.43                           “Related Party” shall mean a Party’s Affiliates and Sublicensees, which term includes those distributors whose obligations to such Party or Affiliate include responsibility for sales and/or marketing efforts in a country of the Territory or sharing of costs and expenses with respect to sales and/or marketing on behalf of a Party or its Affiliates, and which, for clarity, does not include wholesale distributors of such Party or its Affiliates who purchase Licensed Products from such party or its Affiliates in an arm’s length transaction and who have no sales, marketing or reporting obligation to such Party or its Affiliates.

1.44                           “Research and Development” shall mean, solely for the purposes of the XOMA Covenant (as described in Section 2.1(d), the identification, selection, isolation, purification, characterization, study and/or testing of DX-2240 for any purpose, including, without limitation, the discovery and development of human therapeutics.  Included within the definition of “Research and Development” shall be all in vitro screening or assays customarily performed in pre-clinical and clinical research and uses associated with obtaining FDA or EMEA or equivalent foreign counterpart Marketing Authorization.

1.45                           “Research Products” shall mean (a) any kit, vial or array (protein chip) containing one or more antibodies intended for sale to an end user solely for research purposes and (b) any antibodies sold to a Third Party for incorporation into any kit, vial or array (protein chip) that are intended for sale to an end user for research purposes.

1.46                           “Separations Applications” shall mean the use of antibodies for the development and manufacture of affinity chromatography purification media for use in the separation and purification of pharmaceuticals.

1.47                           “Sublicensee” shall mean an entity to which Licensee grants a sublicense pursuant to Section 2.2.

1.48                           “Target” shall mean Tie-1, as specifically described in Appendix B attached hereto.

1.49                           “Third Party” shall mean any entity other than Dyax or Licensee or their respective Affiliates.

1.50                           “Valid Claim” shall mean, with respect to the Patent Rights to which Licensee has been granted rights under Section 2.1, a claim of (a) an issued and unexpired patent, which has not been held invalid in a final decision of a court or administrative authority of competent jurisdiction from which no appeal may be taken, and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending patent application.

1.51                           “XOMA Agreement” shall mean that certain Amended and Restated License Agreement, dated October 27, 2006, by and between XOMA Ireland Limited (“XOMA”) and Dyax, as amended from time to time.  The XOMA Agreement as of the Effective Date is attached hereto as Appendix H.

1.52                           “XOMA Covenant” has the meaning set forth in Section 2.1(d) hereof.

1.53                           “XOMA IP” shall mean the XOMA Patent Rights and the XOMA Know-How.

1.54                           “XOMA Know-How” shall mean the “XOMA Know-How” as that term is defined in Section 1.23 of the XOMA Agreement.

1.55                           “XOMA Patent Rights” shall mean the “XOMA Patent Rights” as that term is defined in Section 1.24 of the XOMA Agreement.

ARTICLE 2

GRANT OF LICENSE AND OTHER RIGHTS

2.1                                  Dyax Grants.  During the term of this Agreement, and subject to the terms and conditions of this Agreement, Dyax hereby grants to Licensee the following (for the avoidance of doubt, it is understood that “exclusive” means that the license is also exclusive vis a vis Dyax) :

(a)                                  License to DX-2240 IP.  Dyax hereby grants to Licensee an exclusive worldwide license under the DX-2240 IP to use, research, develop,  offer for sale, sell, have sold, import and export and have imported and exported, Licensed Products, and to make or have made Licensed Products for such purposes.

(b)                                 Sublicense under CAT Product License.  Subject specifically to the terms and conditions set forth in Section 2.3, Dyax hereby grants to Licensee a worldwide, non-exclusive sublicense of the rights granted to Dyax under Clause 2.1 of the CAT Product License (the “CAT Sublicense”) to use, research, develop, offer for sale, sell, have sold, import and export and have imported and exported, Licensed Products, and to make or have made Licensed Products for such purposes.

(c)                                  Sublicense under Licentia Agreement.  Subject specifically to the terms and conditions set forth in Section 2.4, Dyax hereby grants to Licensee an exclusive worldwide sublicense of the rights granted to Dyax under Article 2 of the Licentia Agreement (the “Licentia Sublicense”) to use, research, develop, offer for sale, sell, have sold, import and export and have imported and exported, Licensed Products, and to make or have made Licensed Products for such purposes.  In case the Licentia Sublicense is terminated by Licentia as a result of a Dyax breach, Dyax shall be deemed to have breached the covenant made under Section 8.7(i) and Licensee shall be entitled to all legal remedies provided hereunder.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(d)                                 XOMA Covenant.  Subject specifically to the restrictions set forth in Section 2.5, Dyax represents to Licensee that, pursuant to a covenant running from XOMA to Dyax contained in the XOMA Agreement (the “XOMA Covenant”), XOMA has agreed that it shall not initiate or permit any Third Party over whom it has control to initiate or assist in any way in the initiation or prosecution of any action asserting a claim of infringement under the XOMA Patent Rights or misappropriation of the XOMA Know-How to the extent reasonably necessary to allow the Licensee to conduct the Research and Development activities that are contemplated under the terms of this Agreement.

2.2                                  Sublicensing.  Subject to the restrictions set forth in Sections 2.3, 2.4 and 2.5 and the terms of this Agreement, Licensee may sublicense the rights granted to it under Section 2.1 to any Affiliate of Licensee or to any Third Party; provided, however, that such sublicense is in writing and:

(a)                                  Licensee shall be responsible for the operations and activities of any Sublicensee as if such operations and activities were carried out by Licensee itself, including without limitation the payment of milestones, royalties, or other payments due to Dyax hereunder, regardless of whether the terms of any such sublicense provide for such amounts to be paid by the Sublicensee directly to Dyax;

(b)                                 any such sublicense shall bind the Sublicensee in writing to all the applicable terms and conditions of this Agreement for the benefit of Dyax, including, without limitation Sections 2.3, 2.4 and 2.5 and shall require that the Sublicensee shall make reports and keep and maintain records of sales to at least the same extent required under this Agreement, allowing Dyax the same access and audit rights permitted under this Agreement;

(c)                                  Licensee agrees to deliver to Dyax, subject to the terms of confidentiality set forth in Article 7, a copy of the written agreement evidencing such sublicense within thirty (30) days following its execution (Licensee being entitled to provide a redacted copy, the sole purpose of such copy being to allow Dyax to ensure that the sublicense meets the obligations set forth in  Section 2.2 (b) above); and

(d)                                 in the event that Licensee’s rights under this Agreement are terminated in accordance with Article 11, such sublicense shall also terminate.

2.3                                  Terms and Conditions Applicable to CAT Sublicense.

(a)                                  Licensee hereby agrees:

(i)                                   to abide by all of the terms and conditions applicable to Dyax and/or Dyax’s sublicensees  under the CAT Product License, subject to Section 2.3(a)(iii) hereafter;

(ii)                                that all rights of CAT under the CAT Product License shall remain in full force and effect; and

(iii)                             that all obligations of Dyax to CAT under the CAT Product License shall also be obligations of Licensee to Dyax, except for (i) any obligations of Dyax contained

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

in Clause 6 (Consideration) and Clause 7 (Provisions Relating to the Payment of Consideration) of the CAT Product License and (ii) any obligations set forth in any portion of the CAT Product License that has been redacted by Dyax.

(b)                                 Notwithstanding anything to the contrary contained in the CAT Product License, the CAT Sublicense shall be subject to only the milestone and royalty payments set forth in Article 5 below and Licensee shall have no milestone or royalty payment obligations under the CAT Product License, for which Dyax shall remain solely responsible.

(c)                                  Licensee shall indemnify and hold Dyax and its Affiliates, officers, directors, employees and agents harmless from and against any liability, damage, loss or expense (including reasonable attorney fees and expenses of litigation) incurred by any such party to CAT under or arising out of the CAT Product License, to the extent that such liability, damage, loss or expense was incurred by any such party as a result of a breach of any of the terms of this Agreement or of the CAT Product License by Licensee, subject to Section 2.3(a)(iii) above.

(d)                                 CAT shall be a third party beneficiary of the CAT Sublicense and shall have the right to enforce the terms of this Section 2.3 (and claim damages as a result of any breach) directly against Licensee.

2.4                                  Terms and Conditions Applicable to Licentia Sublicense.

(a)                                  Licensee hereby agrees:

(i)                                   to abide by all of the terms and conditions applicable to Dyax and/or Dyax’s sublicensees) under the Licentia Agreement;

(ii)                                that all rights of Licentia and/or Kari Alitalo under the Licentia Agreement shall remain in full force and effect; and

(iii)                             to abide by all obligations of Dyax to Licentia and/or Kari Alitalo under the Licentia Agreement, except for (A) any payment obligations of Dyax contained in Article 4 (Payment and Royalties) and (B) any obligations set forth in any portion of the Licentia Agreement that has been redacted by Dyax.

(b)                                 Notwithstanding anything to the contrary contained in the Licentia Agreement, the Licentia Sublicense shall be subject to only the milestone and royalty payments set forth in Article 5 below and Licensee shall have no payment obligations under the Licentia Agreement, for which Dyax shall remain solely responsible.

(c)                                  Licensee shall indemnify and hold Dyax and its Affiliates, officers, directors, employees and agents harmless from and against any liability, damage, loss or expense (including reasonable attorney fees and expenses of litigation) incurred by any such party to Licentia and/or Kari Alitalo under or arising out of the Licentia Agreement, to the extent that such liability, damage, loss or expense was incurred by any such party as a result of a breach of any of the terms of this Agreement or the Licentia Agreement by Licensee.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(d)                                 Licentia and Kari Alitalo shall each be a third party beneficiary of the Licentia Sublicense and shall have the right to enforce the terms of this Section 2.4 (and claim damages as a result of any breach) directly against Licensee.

2.5                                  Restrictions Applicable to the XOMA Covenant.  Licensee acknowledges and agrees that:

(a)                                  Licensee has received from Dyax a copy of the XOMA Agreement;

(b)                                 Licensee’s rights under the XOMA Covenant are subject to all of the limitations, restrictions and other obligations contained in the XOMA Agreement that are applicable to a Dyax Collaborator who has received Licensed Immunoglobulin (as such terms are defined in the XOMA Agreement), including those provisions set forth in Section 2.5(a)(i)-(viii) thereof;

(c)                                the XOMA Covenant, as extended to Licensee, shall not apply to use of the XOMA Expression Technology (as such term is defined in the XOMA Agreement) and Dyax has not provided to Licensee any know-how or materials relating to the XOMA Expression Technology; and

(d)                               Dyax shall have the right to deliver to XOMA a written report which shall specify the name, address and contact person for Licensee as required by Section 2.6(a) of the XOMA Agreement.

2.6                                 Reservation of Rights. No right or license under any intellectual property right Controlled by either Party is granted or implied except as expressly granted in this Agreement. Except for the rights specifically granted in this Agreement, each Party expressly reserves all rights Controlled by it or its Affiliates to all its products and intellectual property, and reserves the right to utilize or allow its Affiliates or Third Parties to utilize such products and intellectual property rights in any manner not conflicting with the terms of this Agreement, including without limitation, to perform any applicable obligations under this Agreement.

ARTICLE 3

TRANSFER OF MANUFACTURING TECHNOLOGY

AND LICENSED ANTIBODY MATERIALS

3.1                                 Transfer of Manufacturing Technology.  As soon as practicable but in any case no later than [*****] after the Effective Date, Dyax shall deliver and assign to Licensee the technology Controlled by Dyax necessary for the manufacture of Licensed Products. This technology transfer shall comprise, inter alia:

(a)                                  the assignment of the Lonza Agreement to Licensee; and

(b)                                 the transfer and assignment to Licensee of the Cell Lines together with all Know-How, other intellectual property, scientific data and other material documents relating to the Cell Lines, that are Controlled by Dyax.

3.2                                 Transfer of DX-2240 Inventory and DX-2240 Know How.  As soon as practicable but in any case no later than [*****] after the Effective Date, Dyax shall deliver and assign to Licensee the DX-2240 Inventory, and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

shall deliver all DX-2240 Know-How. In consideration for the transfer of the DX-2240 Inventory, Licensee shall pay to Dyax the DX-2240 Inventory fee set forth in Section 5.2.

3.3                                 Delivery. The technology, materials and associated data and documents that are to be transferred to Licensee under Sections 3.1 and 3.2 shall be deemed delivered hereunder upon Dyax’s tender to a carrier reasonably designated by Licensee.

3.4                                 Additional Efforts.  Dyax further agrees to cause to be performed such other lawful acts and to be executed such further assignments and other lawful documents as Licensee may reasonably require in order to complete and fully document the transfers and assignments required under Sections 3.1 and 3.2.  Furthermore, subject to reasonable availability, Dyax will make its employees and relevant consultants reasonably available to Licensee for [*****] following receipt by Licensee of the Know-How controlled by Dyax  to consult with qualified personnel of Licensee on issues and questions related to technology, materials and associated data and documents that are to be transferred and assigned to Licensee under Sections 3.1 and 3.2, provided that in no event shall Dyax be obligated to provide free of charge  more than three (3) FTE hours per week of assistance to Licensee hereunder. If Licensee requests additional assistance, the corresponding FTE’s hours shall be invoiced by Dyax to Licensee at a rate of [*****] per FTE hour.  In no case such additional assistance will represent more than ten (10) FTE hours per week, unless the Parties have previously agreed that more assistance will be required and provided.

ARTICLE 4

LICENSEE’S DILIGENCE OBLIGATIONS

4.1                                 Diligence Requirements.  As between Dyax and Licensee, Licensee shall be solely responsible, at its sole expense, for the research, development, manufacture and commercialization of Licensed Products  Licensee shall use Commercially Reasonable and Diligent Efforts to research, develop, manufacture and commercialize Licensed Products .  Once an IND has been filed for DX-2240, Commercially Reasonable and Diligent Efforts will be deemed satisfied if, during any given calendar year, Licensee:

(a)                                is manufacturing a Licensed Product for a clinical trial under an approved IND;

(b)                               is actively conducting a Phase I, II or III Clinical Trial with respect to a Licensed Product (which may consist of any activity such as  recruiting patients or analyzing data) ;

(c)                                has filed for Marketing Authorization for a Licensed Product in any Major Market Country;

(d)                               is pursuing a filed application for Marketing Authorization for a Licensed Product in any Major Market Country;

(e)                                has received approval for Marketing Authorization for a Licensed Product in any Major Market Country; or

(f)                                  has launched or is selling a Licensed Product in a Major Market Country.

4.2                                 Annual Report.  Within [*****] after the end of each calendar year following the Effective Date until the first filing for Marketing Authorization of a Licensed Product, Licensee shall provide Dyax with a written report to keep Dyax informed about the progress of Licensee’s activities in connection with the Licensee development

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

activities for the Licensed Product, and such report shall specifically identify how Licensee complied with its diligence obligations under Section 4.1; provided that such reports shall not be required to include any non-public technical or scientific information.

4.3                                 Remedy for Failing to Meet Obligations; Procedure.  In the event that Dyax believes that Licensee has failed to comply with its due diligence obligations under Section 4.1, Dyax shall notify Licensee in writing.  Such notification will constitute a notice of termination under Section 11.2 and this Agreement will be terminated upon the expiration of the [*****] period provided within Section 11.2, unless Licensee (a) pays Dyax a diligence extension fee of [*****], or (b) by written notice, reasonably disputes that it has failed to comply with its due diligence obligations and provides Dyax with specific documents evidencing how Licensee complied with its due diligence obligations under Section 4.1.  If Dyax receives notice that Licensee reasonably disputes that it has failed to comply with its due diligence obligations under Section 4.1, Dyax shall have the right to request arbitration (in accordance with Article 10.2), and if Dyax requests such arbitration, this Agreement shall be terminated pursuant to Section 4.3 if and when, in such arbitration, there is a final determination that Licensee has failed to comply with its diligence obligations under Section 4.1.

ARTICLE 5

FINANCIAL TERMS

5.1                                 License Fees.  Within [*****] following the Effective Date, Licensee shall pay to Dyax an upfront license fee in the amount of [*****].

5.2                                 Inventory Supply Fee.  Within [*****] following Dyax’s delivery to Licensee of Dyax’s DX-2240 Inventory in accordance with Section 3.2 and an applicable invoice, Licensee shall pay to Dyax an inventory supply fee as consideration for Dyax having manufactured the DX-2240 Inventory, which the Parties have agreed to be [*****].

5.3                                 IND Pharmacology Report Milestone.  Within [*****] following Licensee receipt from Dyax of the reports outlined in Appendix I, Licensee shall pay Dyax a milestone payment of  [*****].

5.4                                 Development Milestones.  Within [*****] of the first occurrence of each of the following events with respect to the first  Licensed Product, Licensee shall make the following payments to Dyax:

Milestone Event		Payment

(a)	Upon dosing of first patient in a Phase I (or equivalent) Clinical Trial	[*****]

(b)	Upon dosing of first patient in a Phase II (or equivalent) Clinical Trial	[*****]

(c)	Upon dosing of first patient in a Phase III (or equivalent) Clinical Trial	[*****]

(d)	Upon first filing for Marketing Authorization with FDA	[*****]

(e)	Upon first filing for Marketing Authorization with EMEA	[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(f)	Upon first filing for Marketing Authorization in Japan	[*****]

(g)	Upon approval for Marketing Authorization from FDA	[*****]

(h)	Upon approval for Marketing Authorization from EMEA	[*****]

(i)	Upon approval for Marketing Authorization in Japan	[*****]

Upon the second occurrence of the foregoing events by Licensee or its Related Parties with respect to a Licensed Product (as a result of development in second Indication), the development milestone payments in the above chart shall be reduced by [*****]. Upon the third occurrence of the foregoing events by Licensee or its Related Parties with respect to a Licensed Product (as a result of development in a third Indication), the development milestone payments in the above chart shall be reduced by [*****].   No development milestone payments shall be due (i) beyond the third occurrence of the forgoing events with respect to the fist Licensed Product and (ii) upon the occurrence of any events  with respect to any other Licensed Product than the first Licensed Product.

5.5                                 Sales Milestones.  Within [*****] of the first occurrence of each of the following events with respect to all Licensed Products, Licensee shall make the following payments to Dyax, it being expressly understood and agreed that each of the following sales milestones shall be due one time only:

Milestone Event		Payment

(a)	Total Annual Net Sales for all Licensed Products exceeds [*****]	[*****]

(b)	Total Annual Net Sales for all Licensed Products exceeds [*****]	[*****]

5.6                                 Royalties.  Licensee shall pay to Dyax the following royalties on Net Sales of Licensed Products:

Annual Net Sales Worldwide for all Licensed Products		Royalty Rate

(a)	Portion < [*****] in a calendar year	[*****]

(b)	Portion > [*****] but < [*****] in a calendar year	[*****]

(c)	Portion > [*****] in a calendar year	[*****]

5.7                               Duration of Royalty Payments.  The royalties payable by Licensee to Dyax pursuant to Section 5.6 hereof shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis for a period commencing with the First Commercial Sale in the relevant country and ending on the later of:

(a)                                  ten (10) years after First Commercial Sale; or

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)                                 the expiration of the last Valid Claim to expire under the DX-2240 Patent Rights, CAT Patents and Licentia Patents in such country.

At the expiration of the aforesaid period, Licensee shall have a fully-paid up license.

5.8                                 Product Patent Expiration; Generic Competition.

(a)                                On a Product-by-Product and country-by-country basis, if at any time during  the royalty period outlined in Section 5.7 above, one or more biogeneric products containing DX-2240 are commercialized by a Third Party in such country and represent during a consecutive  three month period [*****] or more of the total market in such country, measured by the number of units sold (or in the absence of such data in any country or countries, any other mean of measurement which the parties will agree on in good faith,  but excluding sales) (such date, the “Generic Competition Date”), the royalty rates set forth in Section 5.6 above  shall be substituted, with respect to Net Sales occurring in such country, by reduced royalty rates  as set forth in Section (b) below.

(b)                               From and after the Generic Competition Date, and as long as Generic Competition continues, and until expiration of the royalty duration set forth in Section 5.7, Licensee shall pay the following royalties to Dyax with respect to Net Sales of Licensed Product(s)

(i)                                     The royalty due under Section 5.6(a) above [*****] shall be [*****];

(ii)                                  The royalty due under Section 5.6(b) above [*****] shall be [*****]; and

(iii)                               The royalty due under Section 5.6(c) above [*****] shall be [*****].

5.9           Deductions.

(a)                                In the event that Licensee must obtain a license to any intellectual property that [*****], then Licensee shall be entitled to deduct [*****] of the royalties paid to such Third Parties from the royalty due to Dyax under Section 5.6.

(b)                               Furthermore, in the event that Licensee must obtain a license to any intellectual property that [*****], then Licensee shall be entitled to deduct [*****] of the royalties paid to such Third Parties from the royalty due to Dyax under Section 5.6; provided however, that such deduction may not operate to reduce any royalty due to Dyax under any royalty tier set forth in Section 5.6 above by more than [*****] in any calendar year.

(c)                                Except as set forth above, Licensee shall not be entitled to deduct any royalties that may be due to any Third Party in connection with the development, manufacture, use or sale of any Licensed Product against any royalties due to Dyax under this Agreement.  Licensee shall be responsible for any and all fees, royalties and other payments that may be due to any Third Party for any Licensed Product, provided that Dyax shall be responsible for the payment of all fees, royalties and other payments due under the CAT Product License, the Licentia Agreement and the XOMA Agreement (which, for clarity, the

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Parties acknowledge and agree may not be deducted by Licensee under the terms of Section 5.9(a) or (b)).

(d)                               All fees payable by Licensee under this Article 5 are non-refundable and, unless otherwise expressly provided, may not be credited against any other sums which may be payable by Licensee under this Agreement.

5.10         Reports, Payments, Records and Audits.

(a)                                Licensee shall make the payments due to Dyax under this Article 5 in United States Dollars.  Where the payments due to Dyax under this Article 5 are being converted from a currency other than United States Dollars, Licensee will use the conversion rate reported in The Wall Street Journal  two (2) business days before the day on which Licensee pays Dyax.  Such payment will be made without deduction of exchange, collection or other charges.

(b)                               All royalty payments will be made at Quarterly intervals.  Within [*****] of the end of each Quarter after the First Commercial Sale of each Licensed Product in any country, Licensee shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each Licensed Product by Licensee or its Related Parties and all monies due to Dyax based on such Net Sales.  That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by Licensee or its Related Parties in such country and shall be submitted to Dyax within such [*****] period together with remittance of the monies due.

(c)                                All payments shall be made free and clear of and without deduction or deferment in respect of any disputes or claims whatsoever and/or as far as is legally possible in respect of any taxes imposed by or under the authority of any government or public authority.  Any tax (other than VAT) which Licensee is required to pay or withhold with respect of the payments to be made to Dyax hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, Licensee shall give Dyax such assistance, which shall include the provision of such documentation as may be required by any revenue authority and other revenue services, as may reasonably be necessary to enable Dyax to claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax.  If by law, regulation or fiscal policy of a particular country, a remittance of royalties in the currency stipulated in Section 5.9(a) above is restricted or forbidden, notice thereof will be promptly given to Dyax, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of Dyax in a recognized banking institution designated by Dyax or its Affiliates.  When in any country a law or regulation that prohibits both the transmittal and deposit of such payments ceases to be in effect, all royalties or other sums that Licensee would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(d)                               Licensee shall keep and shall procure that its Related Parties keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Dyax pursuant to this Agreement.  Those records and books of account shall be kept for [*****] following the end of the calendar year to which they relate.  Upon Dyax’s written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within [*****] of the initiation of discussions between them on this point Dyax shall have the right to cause an international firm of independent certified public accountants that has not performed auditing or other services for either Party or their Affiliates and is acceptable to Licensee, such acceptance not to be unreasonably withheld, to inspect such records and books of account.  In particular such firm:

(i)                                   shall be given access to and shall be permitted to examine and copy such books and records of Licensee and its Related Parties upon [*****] notice having been given by Dyax and at all reasonable times on business days for the purpose of certifying that the Net Sales or other relevant sums calculated by Licensee and its Related Parties during any calendar year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

(ii)                                prior to any such examination taking place, such firm of accountants shall undertake to Licensee that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including Dyax, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this Section envisages;

(iii)                           any such access examination and certification shall occur no more than once per calendar year;

(iv)                            Licensee and its Related Parties shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

(v)                               the cost of the accountant shall be the responsibility of Licensee if the certification shows it to have underpaid monies to Dyax by more than [*****] and the responsibility of Dyax otherwise.

(e)                                All payments due to Dyax under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) howsoever arising.  If Dyax is required to charge VAT on any such payment, Dyax will notify Licensee.  Licensee will then use all commercially reasonable endeavors to obtain a VAT registration as soon as reasonably possible in order to allow it to reclaim any VAT so chargeable.  If Licensee does obtain a VAT registration then VAT will be added to any relevant payment at the applicable rate.  If having used all commercially reasonable endeavors Licensee is not able to reclaim the VAT (in whole or in part) the Parties agree that the amount of any VAT payable will be shared between them equally.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

5.11                           Payments Made by Wire Transfer.  All payments made to Dyax under this Agreement shall be made by wire transfer to the following bank account of Dyax, or such other bank account as notified by Dyax to Licensee from time to time:

[*****]

5.12                           Late Payments.  If Licensee fails to make any payment to Dyax hereunder on the due date for payment, without prejudice to any other right or remedy available to Dyax it shall be entitled to charge Licensee interest (both before and after judgment) of the amount unpaid at the annual rate of LIBOR (London Interbank Offering Rate) plus [*****] calculated on a daily basis until payment in full is made without prejudice to Dyax’s right to receive payment on the due date.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1                                 Ownership.   As between the Parties, and subject to the licenses granted in Section 2.1, ownership of certain intellectual property shall be determined as follows:

(a)                                DX-2240 IP. Dyax shall own the DX-2240 IP, whether or not conceived, reduced to practice or otherwise made by personnel of Licensee or its Related Parties, either solely or jointly with Dyax personnel; and

(b)                               Licensed Product IP.  Licensee shall own the Licensed Product IP.

Licensee shall, and shall cause its Related Parties to, assign all DX-2240 IP to Dyax and shall take all steps necessary to effect such assignment.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.2                                 Patent Filing, Prosecution and Maintenance.

(a)                                DX-2240 Patent Rights.  Licensee shall have the first right at its sole expense, using counsel selected at Licensee’s sole discretion, to prepare, file, prosecute, maintain and obtain extensions of the DX-2240 Patent Rights in countries of Licensee’s choice in Dyax’s name.  Licensee shall provide Dyax with an annual report on or before each December 1 during the term of this Agreement summarizing the patent filings, prosecutions or other proceedings and will provide Dyax with copies of all material communications, search reports and Third Party observations submitted to or received from applicable patent offices.  Licensee shall consider in good faith Dyax’s reasonable comments related thereto, if any, provided that final decisions will be made solely by Licensee. If Licensee elects not to prosecute or maintain any patent or patent application within the DX-2240 Patent Rights for any reason, Licensee shall give Dyax notice thereof at least [*****] prior to allowing such patent or patent application to lapse or become abandoned or unenforceable, and Dyax shall thereafter have the right, at its sole expense, to prosecute and maintain such patent or patent application. Except in case of willful misconduct, Licensee shall in no case incur any liability to Dyax in relation to its activities under this Section 6.2(a).

(b)                               Third Party Patent Rights.  The preparation, filing, prosecution and maintenance of the CAT Patent Rights, Licentia Patent Rights and XOMA Patent Rights shall be addressed in accordance with the terms of the CAT Product License, Licentia Agreement and XOMA Agreement, as applicable.

(c)                                Licensed Product Patent Rights.  Licensee shall be solely responsible, at its sole discretion and expense, for the prosecution, defense and maintenance of the Licensed Product Patent Rights.

(d)                               Cooperation. Each Party agrees to cooperate with, and perform such lawful acts and execute such documents in order to reasonably assist, the other with respect to the preparation, filing, prosecution, defense and maintenance of patents and patent applications pursuant to this Section 6.2.  Furthermore, the Parties shall cooperate with each other in gaining patent term extensions wherever applicable to the DX-2240 Patent Rights.

6.3           Third Party Infringement.

(a)                                Notice.  Each Party shall promptly report in writing to the other Party if (i) such Party becomes aware of any alleged or threatened infringement of any Patent Rights or Know-How licensed hereunder that could affect the development of any Licensed Product of which such Party becomes aware, or (ii) either Party shall be individually named as a defendant in a legal proceeding by a Third Party for infringement of a patent because of the manufacture, use or sale of any Licensed Product, or because of attempts to invalidate any patents or patent applications for which it is responsible pursuant to this Article 6.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)                               Initial Right to Enforce.  Subject to Section 6.3(c) below and the applicable provisions of the CAT Product License, Licentia Agreement and the XOMA Agreement, (i) Licensee shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Patent Rights, Know-How and other intellectual property licensed to Licensee under this Agreement.

(c)                                Step-In Right.  Subject to the applicable provisions of the CAT Product License, Licentia Agreement and the XOMA Agreement, if the Licensee fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 6.3(b) above within [*****] after becoming aware of the basis for such suit or action, then Dyax may, in its discretion, provide the Licensee with written notice of such its intent to initiate a suit or take other appropriate action to protect or otherwise enforce the Patent Rights, Know-How and other intellectual property licensed to Licensee under this Agreement.  If Dyax provides such notice and the Licensee fails to initiate a suit or take such other appropriate action within [*****] after receipt of such notice from Dyax, then Dyax shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect or otherwise enforce the Patent Rights, Know-How and other intellectual property licensed to Licensee under this Agreement. Notwithstanding the foregoing, if in any country the law requires that any suit or other action be initiated and prosecuted by the patentee, and consequently Licensee cannot be the initiating and prosecuting party, Dyax shall, if Licensee so requests, initiate and prosecute such suit or other action that Licensee believes appropriate. In that case, Licensee would reimburse Dyax’ reasonable out-of-pocket expenses incurred in initiating and prosecuting such suit or other action, as if Licensee was the initiating party, as described in Section 6.3 (d) below.

(d)                               Conduct of Certain Actions; Costs.  The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 6.3(b) or 6.3(c).  If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit.  Such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.  The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Sections 6.3(b) and 6.3(c), including without limitation the fees and expenses of the counsel selected by it.  The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

(e)                                Recoveries.  With respect to any suit or action referred to in Sections 6.3(b), any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(i)                                   first, the Parties shall be reimbursed for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(ii)                                second, any remainder shall be treated as if it were Net Sales of the applicable Licensed Product, subject to the sales milestone and royalty provisions of Section 5.5 and 5.6.

ARTICLE 7

CONFIDENTIALITY  AND PUBLICITY

7.1                                 Confidential Information.  During the term of this Agreement and for a period of [*****] after any termination or expiration thereof, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party.  As used herein, “Confidential Information” shall mean all trade secrets or confidential or proprietary information designated as such in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the disclosing Party to the receiving Party.  Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party by the disclosing Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if (i) it would be apparent to a reasonable person, familiar with the disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature, the maintenance of which is important to the disclosing Party, or if (ii) the disclosing Party, within [*****] after such disclosure, delivers to the receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the receiving Party to whom such disclosure was made.  The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 7.1 shall not apply to any Confidential Information that:

(a)                                was known by the receiving Party prior to disclosure by the disclosing Party hereunder (as evidenced by the receiving Party’s written records);

(b)                               is or becomes part of the public domain through no fault of the receiving Party;

(c)                                is disclosed to the receiving Party by a Third Party having a legal right to make such a disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party; or

(d)                               is independently developed by the receiving Party (as evidenced by the receiving Party’s written records).

Notwithstanding the obligations of confidentiality and non-use set forth above, a receiving Party may provide Confidential Information disclosed to it to (x) governmental or other Regulatory Authorities in order to obtain, maintain or defend patents or to gain or maintain approval to conduct clinical studies or to otherwise develop, manufacture or commercialize a Licensed Product; provided, that such disclosure shall be subject to the prior written consent of the Party whose Confidential Information is intended to be disclosed (which consent shall not be unreasonably withheld or delayed), and such Confidential Information shall be disclosed only to the extent reasonably necessary to obtain, maintain or defend  patents or authorizations, (y) the extent required by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, (z)

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

any bona fide actual or prospective underwriters, investors, lenders or other financing sources or bona fide actual or prospective collaborators or strategic partners who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective underwriters, investors, lenders or other financing sources or collaborators to determine their interest in underwriting or making an investment in, or otherwise providing financing to, or collaborating with the receiving Party.  In addition, if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, such Party shall provide prior notice of such intended disclosure to such other Party if practicable under the circumstances and shall disclose only such Confidential Information of such other Party as is required to be disclosed. Licensee acknowledges and agrees that Dyax shall also be permitted to disclose this Agreement in confidence to the extent reasonably necessary to comply with Dyax’s obligations pursuant to the CAT Product License, Licentia Agreement and XOMA Agreement.

7.2                                 Related Party, Employee, Consultant and Advisor Obligations.  Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party only to the receiving Party’s employees, consultants, advisors and permitted subcontractors who have a need to know such Confidential Information to assist the receiving Party with the development, manufacturing and commercialization of a Licensed Product and the activities contemplated by this Agreement and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 7.1; provided, that Dyax and Licensee shall each remain responsible for any failure by its Affiliates, and its Affiliates’ respective employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors, to treat such Confidential Information as required under Section 7.1 (as if such Affiliates, employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors were Parties directly bound to the requirements of Section 7.1).

7.3                                 Injunctive Relief.  The Parties acknowledge that money damages alone would not adequately compensate the disclosing Party in the event of a breach by the receiving Party of this Article 7, and that, in addition to all other remedies available to the disclosing Party at law or in equity, it shall be entitled to seek injunctive relief for the enforcement of its rights under this Article 7.

7.4                                 Liability.  A Party shall be liable for a breach of the obligations of this Article 7 by an Affiliate, sublicensee, director, officer, employee, consultant or agent of such party.

7.5                                 Return of Confidential Information.  Upon termination of this Agreement, upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party or destroy the disclosing Party’s Confidential Information, including all copies thereof, except to the extent that retention of such Confidential Information is reasonably necessary for the receiving Party to exploit any continuing rights it may have and/or to fulfill its obligations contemplated hereby, including its obligations of non-disclosure and non-use hereunder.  Any such destruction requested by the disclosing Party shall be certified in writing to the disclosing Party by an authorized officer of the receiving Party.  The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Agreement.

7.6                                 Publicity.  No public announcement or other disclosures concerning the terms of this Agreement shall be made to a Third Party, whether directly or indirectly, by either Party (except confidential disclosures to those parties described in Section 7.1(b)) without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure except that: (a) a Party may disclose those terms which it is

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

required by regulation or law to disclose, provided that it takes advantage of all provisions to keep confidential as many terms as possible; and (b) a Party desiring to make such public announcement or other public disclosure shall obtain the consent of the other Party to the proposed announcement or public disclosure prior to public release.  Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement as required under the regulations of the U.S.  Securities and Exchange Commission, applicable stock exchanges, NASDAQ and any other comparable foreign body including requests for confidential information or proprietary information of either Party included in any such disclosure. Licensee agrees that Dyax may include Licensee on a list of Dyax licensees.  Dyax agrees that Licensee, and its Sublicensees may state that they are licensed under the rights hereunder.  The Parties agree to release a mutually agreeable press release within two (2) days of executing this Agreement.

7.7                                 Publication.  In the event that either Party (the “Publishing Party”) wishes to publish, in oral or written form, any Confidential Information of the other Party (the “Non-Publishing Party”), such Party will promptly notify the Non-Publishing Party and provide the Non-Publishing Party with a written copy of the proposed publication prior to its submission for publication. At the Non-Publishing Party’s request, the Publishing Party will delay publication in order to permit the Non-Publishing Party to take the steps necessary to secure rights to any intellectual property arising from the Publishing Party’s use of Confidential Information, including the filing of one or more patent applications.  In no event will such delay exceed ninety (90) days from the date the Non-Publishing Party receives a written copy of the proposed publication.  If the Non-Publishing Party makes such a request, the Publishing Party agrees to cooperate with the Non-Publishing Party in securing such intellectual property rights using the Non-Publishing Party’s choice of counsel and the Non-Publishing Party will bear all costs of such filing.   No patent application describing an invention resulting from the Publishing Party’s use of Confidential Information will be filed or caused to be filed by the Publishing Party without first notifying the Non-Publishing Party as described above for proposed publications. Any publication or patent application will acknowledge the Non-Publishing Party’s contribution.  No publication or patent application will disclose any Confidential Information of a Party without the prior written permission of that Party.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

8.1                                 Exclusivity Covenant. During the term of this Agreement, Licensee shall refrain from engaging in clinical development or commercialization of [*****].

8.2                                 Representations of Authority.  Dyax and Licensee each represents and warrants to the other Party that, as of the Effective Date, it has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

8.3                                 Consents.  Dyax and Licensee each represents and warrants to the other Party that, except for any regulatory approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the development, manufacture or commercialization of any Licensed Product, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

8.4                                 No Conflict.  Dyax and Licensee each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (a) do not conflict with or violate any requirement of any laws, rules or regulations existing as of the Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.

8.5                                 Enforceability.  Dyax and Licensee each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other applicable laws affecting creditors’ rights generally or by the availability of equitable remedies.

8.6                                 [*****]

8.7                                 [*****]

8.8                                 No Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE COMPOUND AND THE PRODUCT.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

8.9                                 Limitation of Liability.  Neither Party shall have a right to or shall claim special, indirect or consequential damages, including lost profits, for breach of this Agreement against the other Party.  Except for breaches by Dyax of the representations, warranties and covenants set forth in Section 8.6 and 8.7, remedies for breach of this Agreement shall be limited to claims for amounts due hereunder or as otherwise provided in this Agreement, including claims for indemnification as provided in Article 12 hereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

ARTICLE 9

INDEMNIFICATION

9.1                                 Indemnification.

(a)                                  By Licensee. Licensee will defend, indemnify and hold harmless Dyax, its Affiliates and their respective directors, officers, employees and agents (the “Dyax Indemnified Parties”) from and against all claims, demands, liabilities, damages, penalties, fines, costs and expenses, including reasonable attorneys’ and expert fees and costs, and costs or amounts paid to settle (collectively, “Losses”), arising from or occurring as a result of a Third Party’s claim (including any Third Party product liability or infringement claim), action, suit, judgment or settlement to the extent such Losses are due to or based upon:

(i)                                   the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions or violations of applicable law or regulation by or of Licensee, its Related Parties, wholesale distributors, contractors or their respective directors, officers, employees or agents, including, without limitation, in connection with the development, manufacture or commercialization of any Licensed Product by Licensee, its Related Parties, wholesale distributors or contractors; or

(ii)                                the material breach by Licensee of the terms of, or the material inaccuracy of any representation or warranty made by it in, this Agreement; or

(iii)                             the development, manufacture or commercialization of any Licensed Product by Licensee or its Related Parties, wholesale distributors or contractors, except to the extent that such Losses arise out of, and are allocable to, the gross negligence, recklessness, bad faith, intentional wrongful acts, omissions or violations of law or breach of this Agreement committed by the Dyax Indemnified Parties.

(b)                                 By Dyax. Dyax will defend, indemnify and hold harmless Licensee, its Related Parties and their respective directors, officers, employees and agents (the “Licensee Indemnified Parties”) from and against all Losses arising from or occurring as a result of a Third Party’s claim (including any Third Party product liability or infringement claim), action, suit, judgment or settlement that is due to or based upon the material breach by Dyax of the terms of, or the material inaccuracy of any representation or warranty made by it in, this Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(c)                                  Claims for Indemnification.

(i)                                   A person entitled to indemnification under this Section 9.1 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, that the failure by an Indemnified Party to give notice of a Third Party claim as provided in this Section 9.1 shall relieve the Indemnifying Party of its indemnification obligation under this Agreement unless the Indemnified Party can demonstrate that such failure to give notice has not resulted in any prejudice to the Indemnifying party. ).

(ii)                                Within [*****] after receipt of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel of its choice.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.

(iii)                             The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

(iv)                            The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider reasonable recommendations made by the other Party with respect thereto.

(v)                               The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

ARTICLE 10

DISPUTE RESOLUTION

10.1                           Resolution by Executives.  Any dispute, controversy or claim initiated by either Party arising out of, or resulting from the breach or alleged breach by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party to this Agreement), whether before or after termination of this Agreement, shall be in the first instance referred to the respective chief executive officers of the Parties.

10.2                           Arbitration.  If chief executive officers (or their representatives, it being agreed that the chief executive officer of either Party may designate a representative, provided such representative is empowered with decision making in the dispute)  of the Parties fail to resolve any dispute as provided in Section 10.1 within [*****], then such dispute shall be finally resolved by binding arbitration as follows:

(a)                                  A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute.  Within [*****] after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such [*****] period, the arbitrator shall be selected by the [*****] of the American Arbitration Association (the “AAA”).  The arbitrator shall be a lawyer or any other expert knowledgeable and experienced in the subject matter of the dispute, and shall not be an Affiliate, employee, consultant, officer, director or stockholder of either Party or of an Affiliate of either Party.

(b)                                 Within [*****] after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

(c)                                  The arbitrator shall set a date for a hearing, which shall be no later than [*****] after the submission of written proposals pursuant to Section 10.2(b), to discuss each of the issues identified by the Parties.  The Parties shall have the right to be represented by counsel.  Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

(d)                                 The arbitrator shall use his or her best efforts to rule on each disputed issue within [*****] after the completion of the hearings described in this Section 10.2.  The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties.  All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

(e)                                  The (i) attorneys’ fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(f)                                  Any arbitration pursuant to this Section 10.2 shall be conducted in [*****].  Any arbitration award may be entered in and enforced by a court in accordance with Section 12.2.

(g)                                Nothing in this Section 10.2 shall be construed as limiting in any way the right of a Party to seek injunctive relief with respect to any actual or threatened breach of this Agreement from, or to bring an action in aid of arbitration in, a court in accordance with Section 12.2.  Should any Party seek injunctive relief, then for purposes of determining whether to grant such injunctive relief, the dispute underlying the request for such injunctive relief may be heard by a court in accordance with Section 12.2.

(h)                                The arbitrator shall not award damages excluded pursuant to Section 8.8.

ARTICLE 11

TERM AND TERMINATION

11.1                           Term.  This Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 11, shall remain in effect until the expiration of the last royalty obligation to Dyax pursuant to Section 5.7.  Upon expiration of the Agreement, Licensee shall have a fully-paid up license.

11.2                           Termination Rights.

(a)                                  Termination for Convenience.  Licensee shall have the right to terminate this Agreement at any time after the Effective Date on [*****] prior written notice to Dyax without any liability to Dyax in that respect (other than to perform obligations which survive such termination in accordance with this Agreement)

(b)                                 Termination For Material Breach.  Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement by providing [*****] prior written notice to the Breaching Party in the case of a breach of a payment obligation and [*****] prior written notice to the Breaching Party in the case of any other material breach.  The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period.  Notwithstanding the foregoing, if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party.

(c)                                  Termination for Bankruptcy.  A Party may terminate this Agreement should the other Party commit an act of bankruptcy, be declared bankrupt, voluntarily file or have filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within [*****] of filing, enter into a procedure of winding up to dissolution, or should a trustee or receiver be appointed for its business assets or operations. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of Title 11, U.S. Code (“Bankruptcy Code”) license rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. The Parties agree that any Party, as a licensee hereunder, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any relevant foreign equivalent thereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(d)                                 Challenges of Patent Rights.  In the event that Licensee or its Related Parties (i) commence or participate in any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any of the Patent Rights licensed to the Licensee hereunder, or any claim thereof or (ii) actively assist any other Person in bringing or prosecuting any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding) challenging or denying the validity of any of such Patent Rights or any claim thereof, Dyax will have the right to give notice to the Licensee (which notice must be given, if at all, within sixty (60) days after Dyax first learns of the foregoing) that the rights granted to Licensee under such Patent Rights will terminate in [*****] following such notice, and, unless the Licensee or its sublicense (as applicable) withdraws or causes to be withdrawn all such challenge(s) within such [*****] period, such licenses will so terminate.

11.3                           Consequences of Termination.

(a)                                  Termination by Dyax for Cause.   Without limiting any other legal or equitable remedies that Dyax may have, if Dyax terminates this Agreement in accordance with Sections 11.2(b) or (c), then:

(i)                                   if such termination occurs before Licensee’s first filing with any Regulatory Authority of a protocol for a Phase II Clinical Trial, then Licensee’s obligations under Section 8.1 shall survive for a period of [*****] following such termination;

(ii)                                Licensee shall as promptly as practicable transfer to Dyax or Dyax’s designee (A) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) relating to the development, manufacture or commercialization of all Licensed Products, (B) copies of all data, reports, records and materials in Licensee’s possession or control relating to the development, manufacture or commercialization of all Licensed Products, including all non-clinical and clinical data relating to any Licensed Products, and (C) all records and materials in Licensee’s possession or control containing Confidential Information of Dyax;

(iii)                             Licensee shall appoint Dyax as Licensee’s agent for all Licensed Product-related matters involving Regulatory Authorities until all Regulatory Approvals and other regulatory filings have been transferred to Dyax or its designee;

(iv)                            if the effective date of termination is after First Commercial Sale, then Licensee shall appoint Dyax as its exclusive distributor of the Licensed Product and grant Dyax the right to appoint sub-distributors, until such time as all Regulatory Approvals have been transferred to Dyax or its designee;

(v)                               if Licensee or its Related Parties are manufacturing Licensed Products, at Dyax’s option, supply the Licensed Products to Dyax at cost plus [*****] or, if termination occurs after the First Commercial Sale, on terms no less favorable than those on which Licensee supplied the Licensed Products prior to such

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

termination to its distributors, until such time as all Regulatory Approvals have been transferred to Dyax or its designee, and Dyax has procured or developed its own source of Licensed Product supply, provided that Dyax can demonstrate is has been diligently seeking an alternative manufacturer and provided further that in any case Licensee’s manufacture and supply obligation shall not continue for more than [*****] from the date of termination of the Agreement;

(vi)                            if Dyax so requests, Licensee shall transfer to Dyax any Third Party agreement relating to the development, manufacture or commercialization of the Licensed Products to which Licensee is a party, provided that such Third Party agreement permit such a transfer (and Licensee hereby covenants to use commercially reasonable best efforts to ensure that such Third Party Agreements do permit such a transfer); and

(vii)                         Licensee shall (A) assign ownership of all Licensed Product IP that relates solely to the Licensed Product to Dyax, free and clear of any liens or encumbrances and (B) grant Dyax a non-exclusive right and license, with the right to grant sublicenses, under all other Licensed Product IP for the sole purpose of o developing, manufacturing and commercializing products containing DX-2240 throughout the world. The license granted pursuant to this Section 11.3(a) shall be royalty-free, fully-paid and perpetual, provided however that if Licensee decides to no longer maintain any patent that is part of the Licensed Product IP, Licensee shall notify Dyax thereof and Dyax shall have  [*****] to notify Licensee whether it is interested to have the concerned patent(s) assigned to Dyax or not and if Dyax fails to notify its interest Licensee shall not be obligated to maintain the concerned patent and the license to Dyax shall be terminated as regards such patent(s) . Licensee shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the terms of this Section 11.3(a).

(b)                                 Termination by Licensee for Convenience. If Licensee terminates this Agreement in accordance with Section 11.2(a), then the provisions of Section 11.3(a)(i)-(vii) shall apply.  The licenses granted pursuant to this Section 11.3(b) shall be royalty-free, fully-paid and perpetual; provided, that if the effective date of termination occurs at any time after the Regulatory Approval of a Licensed Product has been obtained from the FDA or the EMEA or in Japan, then Dyax will be obligated to pay Licensee [*****] of the sales milestones and royalties with respect to Net Sales specified in Sections 5.5 and 5.6.  Licensee shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the terms of this Section 11.3(b).

(c)                                  Termination by Licensee for Cause.  Without limiting any other legal or equitable remedies that Licensee may have, if Licensee terminates this Agreement in accordance with Sections 11.2(b) or (c), all rights, licenses and sublicenses granted to Licensee hereunder shall terminate and Licensee shall immediately cease any and all activities relating to the development, manufacture or commercialization of the Licensed Products; and shall, as directed by Dyax, return to Dyax or destroy all DX-2240 Know-How and other Confidential

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Information of Dyax in Licensee’s possession. Licensee shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the terms of this Section 11.3(c).  Notwithstanding the foregoing, if Licensee terminates this Agreement in accordance with Section 11.2(b) because Dyax has licensed or attempted to license to a Third Party the rights exclusively licensed to Licensee under Section 2.1(a), then, without limiting any other legal or equitable remedies that Licensee may have, all rights granted to Licensee hereunder shall remain valid and unchanged, save that no further milestone and/royalties shall be due to Dyax as from the effective date of termination, the license being deemed to be converted into a fully-paid up perpetual irrevocable license.

11.4                           Survival.  In the event of any expiration or termination of this Agreement, (a) all financial obligations under Article 5 owed as of the effective date of such expiration or termination shall become immediately due and payable and (b) the provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, shall survive.  In addition, upon  expiration of this Agreement (but not in the event of any termination of this Agreement pursuant to Section 11.2), the licenses granted to Licensee in Sections 2.1 shall survive as perpetual, fully paid-up, non-royalty-bearing licenses, and any exclusive license in such Sections shall convert to a non exclusive license.

ARTICLE 12

MISCELLANEOUS

12.1                           Choice of Law.  This Agreement shall be governed by and interpreted under, and any court action in accordance with Section 12.2 shall apply, the laws of the [*****] excluding: (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

12.2                           Submission to Jurisdiction.  Each Party (a) submits to the exclusive jurisdiction of the state and federal courts sitting in [*****], with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 10.2 or an action related to intellectual property.  Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.  Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.5.  Nothing in this Section 12.2, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

12.3                           Relationship of Parties.  Nothing in this Agreement or in the course of business between Dyax and Licensee shall make or constitute either Party a partner, employee, joint venturer or agent of the other.  Neither Party shall have any right or authority to commit or legally obligate or bind the other in any way whatsoever including, without limitation, the making of any agreement, representation or warranty.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

12.4                           Severability.  Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

12.5                           Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Dyax:	Dyax Corp.
300 Technology Square
Cambridge, MA 02139
USA
Attention: Vice President, Business Development
Attention: Corporate Counsel, Legal Department
Facsimile: (617) 225-7708

If to Licensee:	sanofi-aventis
174 avenue de France
75013 Paris
France
	Attention:	Legal Operations
	Copy to:	License Administration
	Facsimile:	33 1 53 77 46 43

Either Party may change its designated address, contact person and facsimile number by notice to the other Party in the manner provided in this Section.

12.6                           Captions.  All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

12.7                           Assignment; Successors.  This Agreement may be assigned by Dyax without the prior written consent of Licensee.  The performance of Licensee hereunder is of a personal nature and, therefore, neither this Agreement nor the rights granted to licensee under Section 2.1 may be assigned, sublicensed (except as expressly provided under Section 2.2), or otherwise transferred, whether voluntarily or by operation of law, by the Licensee without the prior written consent of Dyax; provided, however, that Licensee may, without such consent, assign its rights and obligations under this Agreement (a) to any Affiliate, or (b) in connection with a merger, consolidation or sale of substantially all of Licensee’s assets to an unrelated Third Party; provided, however, that Licensee’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

be transferred separate from all or substantially all of its other business assets, including without limitation those business assets that are the subject of this Agreement.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.   Any purported assignment in violation of this Section 12.7 shall be void.  Nothing herein is intended to prevent either Party from sublicensing any of its rights in accordance with the terms of this Agreement.

12.8                         Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.  Notwithstanding the foregoing, promptly following the signature of this agreement by facsimile transmission, the Parties shall arrange for original signatures to be exchanged.

12.9                         Waiver.  The waiver by either Party hereto of any right hereunder, or of the failure of the other Party to perform, or of a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise

12.10                   Performance by Affiliates.  To the extent that this Agreement imposes obligations on Affiliates of Dyax or Licensee, such Party agrees to cause its Affiliates to perform such obligations.  Furthermore, if and to the extent that any Affiliate of Dyax or Licensee seeks to derive benefit from any rights under this Agreement that have been extended through Dyax or Licensee to such Affiliate, such Affiliate shall be subject to all the terms and conditions set forth in this Agreement that are applicable to the Party through which such rights are derived.

12.11                   Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts to remove or remedy the force majeure condition.

12.12                   Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are superseded by this Agreement.   This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.  Each of the Parties hereby acknowledges that this Agreement is the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

DYAX CORP.	LICENSEE:

SANOFI-AVENTIS

By:	By:

Title:	Title:

Date:	Date:

By: :

Title :

Date :

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX A

LICENSED ANTIBODY DESCRIPTION

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX B

TARGET DESCRIPTION

Tie-1

Human Tyrosine Protein Kinase Receptor Tie1 Precursor

Swiss-Prot Number: P35590

References describing the Nominated Target:

Mol Cell Biol. 1992 Apr;12(4):1698-707, A novel endothelial cell surface receptor tyrosine kinase with extracellular epidermal growth factor homology domains, Partanen J, Armstrong E, Makela TP, Korhonen J, Sandberg M, Renkonen R, Knuutila S, Huebner K, Alitalo K.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX C

CAT PRODUCT LICENSE

[As previously filed with the Commission]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX D

TRANSFERRED MATERIALS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX E

DX-2240 PATENTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX F

LICENTIA AGREEMENT

[Collaboration and License Agreement, dated October 31, 2001 by and among Dyax, Licentia Limited and Kari Alitalo, as amended from time to time.]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX G

LONZA AGREEMENT

[Agreement, dated March 10, 2005, by and between Dyax and Lonza Biologics PLC, as amended to date.]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX H

XOMA AGREEMENT

[As previously filed with the Commission.]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX I

LIST OF REPORTS TO BE PROVIDED UNDER SECTION 5.1

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.